UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2011

TREATY ENERGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	000-28015	86-0884116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 St. Charles Ave., Suite 2558 New Orleans, LA 70170
(Address of principal executive offices)

(504) 599-5684
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03    Creation of a Direct Financial Obligation

On November 11, 2011, Treaty Energy Corporation (“Treaty” or the “Company”) entered into a loan  agreement (“Agreement”)  with  a private party lender (“Lender”). The agreement provides that Lender will loan a total of $700,000 with an initial loan of $150,000 to be made by the week of November 14, 2011, and the remainder of the loan to be made on the condition that Treaty drills two producing oil wells. The proceeds of the loan are to be used by Treaty to drill twelve oil wells on its Wooldridge lease in Texas.  Lender will evaluate the initial two well logs and fund the remaining balance should information warrant. The remaining balance of the loan will be made in minimum tranches of $150,000, with the complete loan amount to be funded prior to March 15, 2012. Treaty and Lender will execute promissory notes as individual loans are made.  Each promissory note will be paid quarterly with 12% interest beginning three month after the promissory note is executed. The loan is secured by 20,000,000 shares of Treaty's unrestricted common stock to be provided by a third party shareholder.

Treaty also agreed to pay an overriding 5% royalty interest to Lender on the twelve wells until each well is no longer producing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 16, 2011

TREATY ENERGY CORPORATION

By:	/s/ Michael A. Mulshine
Michael A. Mulshine
Assistant Secretary